UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 13, 2006, the Registrant entered into a Modified Industrial Gross Lease (the “Lease”) with 540 Westport Associates, L.L.C. and Martin Land & Investment, Inc., unrelated third parties (as tenants in common, collectively referred to as “Landlord”), pursuant to which the Registrant agreed to lease an aggregate of 264,130 square feet of warehouse and office space located at 5101-5207 Speaker Road, Kansas City, Kansas (the “Property”). The Lease provides that the Registrant will lease the Property through December 31, 2013.

In addition to its proportionate share of Landlord’s maintenance expenses, under the Lease, the Registrant need not pay Landlord any monthly rent in 2006, and must pay Landlord a monthly base rent of $59,429 in 2007, $61,630 in 2008 and 2009, $63,831 in 2010 and 2011, $66,032 in 2012 and $67,133 in 2013. The Registrant has an option to extend the lease term for an additional period of five years, commencing on January 1, 2014 and ending on December 31, 2018. A copy of the Lease is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Modified Industrial Gross Lease, dated as of July 13, 2006, by and between 540 Westport Associates, L.L.C. and Martin Land & Investment, Inc., as tenants in common, and Excelligence Learning Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Ronald Elliott
Name: Ronald Elliott
Title: Chief Executive Officer